Exhibit 99.1

For additional information, contact: Joseph Stegmayer Chairman and CEO Phone: 602.256.6263 joes@cavco.com

N e w s R e l e a s e	On the Internet: www.cavco.com

FOR IMMEDIATE RELEASE

CAVCO INDUSTRIES REPORTS SECOND QUARTER RESULTS
Sales increase 25% to $38.6 million
Income from continuing operations up 75% to $2.0 million

PHOENIX, AZ - (October 25, 2004) – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the second quarter and first six months of fiscal 2005 ended September 30, 2004.

     Net sales for the second quarter of fiscal 2005 rose 25% to $38,635,000 from $30,820,000 last year. Net income for the second quarter increased to $2,131,000 compared with $1,133,000 in the same period one year ago.

     Net income per share for the second quarter of this year was $0.68 based on basic weighted average shares outstanding and $0.66 per share based on diluted weighted average shares versus $0.36 for the second quarter of last year.

     Pre-tax income from continuing operations for the second quarter of the current year was $3,301,000 compared with $1,888,000 for the second quarter of last year. After-tax income from continuing operations increased 75% to $1,981,000 or $0.61 per share versus $1,133,000 or $0.36 per share for last year’s second quarter.

     For the first six months of fiscal 2005, net sales climbed 24% to $74,572,000 from $60,335,000 last year. Net income for the first six months of this year increased to $3,838,000 versus $2,075,000 for the comparable prior year period including a proforma tax provision.

     Net income per share for the first six months of fiscal 2005 was $1.22 based on basic weighted average shares outstanding and $1.18 per share based on diluted weighted average shares versus $0.67 for the same period in the prior year including a proforma tax provision.

     Pre-tax Income from continuing operations was $6,145,000 for the first six months of this year compared with $3,531,000 for the same period last year. After-tax income from continuing operations increased 74% to $3,688,000 or $1.13 per share versus $2,119,000 or $0.68 per share for the same period last year assuming a proforma income tax provision.

     Commenting on the results, Joseph Stegmayer, President and Chief Executive Officer, said, “We are pleased to report improved sales and earnings for the quarter. While total industry shipments of new homes continue to be weak across most of the nation, we did benefit from strong demand for homes in the California market. Our products have also been well received in Arizona and surrounding states although industry shipments continue to be very soft throughout the Southwest.”

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     Mr. Stegmayer continued, “From a manufacturing standpoint, higher volume and an improved product mix enabled us to increase productivity and efficiency in our plants which had a positive impact on profit margins. Offsetting these efficiencies were the increased raw material prices that we experienced during the quarter. We see no signs of relief from escalating raw material and purchased component prices and remain concerned about the adverse impact such cost increases may have on operating results in the months ahead.”

     Cavco also announced that it has amended its revolving credit facility with Bank One N. A. The amendment eliminates the borrowing base requirement which makes available the entire $15 million line.

     Addressing Cavco’s financial position, Sean Nolen, Vice President and Chief Financial Officer, said, “Cavco continues to build its financial strength with this quarter’s earnings pushing us above $100 million in stockholders’ equity. Our balance sheet liquidity, positive cash flow and available line of credit give us the financial wherewithal to pursue future growth opportunities that may present themselves.”

     Cavco’s senior management will hold a conference call to review these results tomorrow, October 26, 2004, at 1:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=145386&s=wm&e=956581. An archive of the webcast and presentation will be available for 90 days at this website.

     Cavco Industries, Inc., headquartered in Phoenix, is the largest producer of manufactured homes in Arizona, based on wholesale shipments. The company is also a leading producer of park model homes in the United States.

     Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to, adverse industry conditions, the cyclical nature of our business, limitations on our ability to raise capital, curtailment of available financing in the manufactured housing industry, competition, our ability to maintain relationships with retailers, pricing and availability of raw materials and our lack of recent operating history as an independent public company, together with all of the other risks described in our filings with the Securities and Exchange Commission. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

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CAVCO INDUSTRIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	March 31,
	2004	2004
	(Unaudited)
ASSETS
Current assets
Cash	$35,783	$30,775
Restricted cash	1,281	827
Accounts receivable	7,201	6,479
Inventories	9,742	7,995
Prepaid expenses and other current assets	1,031	1,701
Deferred income taxes	3,680	3,570
Retail assets held for sale	1,347	2,941

Total current assets	60,065	54,288

Property, plant and equipment, at cost:
Land	2,330	2,330
Buildings and improvements	5,058	5,043
Machinery and equipment	6,334	6,216

	13,722	13,589
Accumulated depreciation	(6,103)	(5,369)

	7,619	8,220

Goodwill	67,346	67,346

Total assets	$135,030	$129,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,290	$6,105
Accrued liabilities	19,934	18,986

Total current liabilities	25,224	25,091

Deferred income taxes	7,910	6,830
Commitments and contingencies
Stockholders’ equity
Preferred Stock, $.01 par value, 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common Stock, $.01 par value; 10,000,000 shares authorized; Outstanding 3,144,365 shares	31	31
Additional paid-in capital	120,030	120,030
Unamortized value of restricted stock	(438)	(563)
Accumulated deficit	(17,727)	(21,565)

Total stockholders’ equity	101,896	97,933

Total liabilities and stockholders’ equity	$135,030	$129,854

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CAVCO INDUSTRIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Net sales	$38,635	$30,820	$74,572	$60,335
Cost of sales	31,366	25,526	61,210	49,740

Gross profit	7,269	5,294	13,362	10,595
Selling, general and administrative expenses	4,068	3,454	7,418	7,139

Income from operations	3,201	1,840	5,944	3,456
Interest income	100	48	201	75

Income from continuing operations before income taxes	3,301	1,888	6,145	3,531
Income tax expense	(1,320)	(755)	(2,457)	(755)

Income from continuing operations	1,981	1,133	3,688	2,776
Income (loss) from discontinued retail operations less income taxes of $100 in 2004	150	—	150	(73)

Net Income	$2,131	$1,133	$3,838	$2,703

Net income per share (basic):
Continuing operations	$0.63	$0.36	$1.17
Discontinued retail operations	0.05	—	0.05

Net Income	$0.68	$0.36	$1.22

Net income per share (diluted):
Continuing operations	$0.61	$0.36	$1.13
Discontinued retail operations	0.05	—	0.05

Net Income	$0.66	$0.36	$1.18

Weighted average shares outstanding:
Basic	3,144,365	3,146,495	3,144,365

Diluted	3,260,264	3,146,495	3,261,089

Proforma financial information:
Income from continuing operations before income taxes				$3,531
Proforma income tax expense				(1,412)

Proforma income from continuing operations				2,119
Proforma loss from discontinued operations, net of proforma taxes				(44)

Proforma net income				$2,075

Proforma net income (loss) per share — Basic and Diluted:
Continuing operations				$0.68
Discontinued operations				(0.01)

Net income				$0.67

Proforma weighted average shares outstanding — Basic and Diluted				3,118,947

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CAVCO INDUSTRIES, INC. AND SUBSIDIARY
Other Operating Data – Continuing Operations
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Net sales
Manufacturing	$38,338	$28,756	$73,283	$57,377
Retail	2,204	4,421	4,935	8,450
Less: Intercompany	(1,907)	(2,357)	(3,646)	(5,492)

Net Sales	$38,635	$30,820	$74,572	$60,335

Floor shipments - manufacturing	1,730	1,482	3,375	3,001

Average sales price per floor - manufacturing	$22,161	$19,404	$21,713	$19,119

Home shipments - manufacturing	1,008	850	1,942	1,734

Average sales price per home - manufacturing	$38,034	$33,831	$37,736	$33,089

Home shipments - retail	33	60	71	112

Average sales price per home - retail	$66,788	$73,683	$69,507	$75,446

Capital expenditures	$37	$118	$216	$145

Depreciation	$272	$300	$547	$604

Explanatory Notes

(1)	Effective June 30, 2003, Cavco Industries, LLC (“Cavco LLC”) was merged into Cavco Industries, Inc. (“Cavco Inc.”) and 100% of the outstanding shares of common stock of Cavco Inc. were distributed to the stockholders of Centex Corporation (“Centex”), Cavco LLC’s parent company. Subsequent to this distribution, Cavco Inc. became a separate public company.

(2)	Prior to June 30, 2003, Cavco LLC was incorporated into the consolidated Federal income tax returns of Centex. Therefore, income taxes are not provided for prior to June 30, 2003. Proforma income tax expense is calculated assuming a 40% effective tax rate. In anticipation of the distribution described above, proforma tax amounts have been presented on the face of the consolidated statement of operations as if Cavco Inc. was a stand-alone taxable entity for the periods prior to June 30, 2003.

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